For Immediate Release

Crumbs Bake Shop, Inc. Completes $9.8 Million in Equity Financing

New York, New York. October 11, 2012 – Crumbs Bake Shop, Inc. (“Crumbs”) (NASDAQ: CRMB), the nation’s largest specialty cupcake retailer, today announced that it has executed a Securities Purchase Agreement with accredited investors pursuant to which it has agreed to sell 4,456,968 shares of its common stock at a price of $2.21 per share, resulting in gross proceeds to the Company of $9,849,900. Closing of the transaction is expected to occur on October 11, 2012.

After paying its expenses related to the transaction, the Company intends to use the net proceeds to fund new store growth, and to bolster general working capital in order to strengthen its financial condition.

“We are pleased with the support for Crumbs from the financial community, and are excited to have closed on this private placement. Clearly, we now have the desired additional capital to fund our new store growth strategy, and to strengthen our financial position,” said Julian R. Geiger, President and Chief Executive Officer of Crumbs. “With our capital needs now met, we can execute our real estate strategy of opening up to 25 new in-line stores and kiosks in hand picked super regional malls in 2013.”

Janney Montgomery Scott LLC acted as the lead financial advisor and Susman Partners LLC d/b/a Threadstone Partners acted as the co-financial advisor to Crumbs Bake Shop, Inc.in the transaction.

The shares of common stock will be sold only to accredited investors in a private placement in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The offer and sale of the shares have not been, and will not be, registered under the Securities Act, and the shares may not be offered or sold in the United States absent registration under such Act and applicable state securities laws or an applicable exemption from those registration requirements. The Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock sold in the private placement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Crumbs Bake Shop, Inc.

The first Crumbs bake shop opened in March 2003 on the Upper West Side of Manhattan. Crumbs is well known for its innovative and oversized gourmet cupcakes. Crumbs currently has 54 locations, including 35 locations in the New York Metro area, six locations on the West Coast, five locations in Washington, D.C., one location in Virginia, five locations in Chicago, Illinois and two locations in Boston, Massachusetts.

Investor Relations Contact for Crumbs:

Tom Ryan/Raphael Gross of ICR

IR@crumbs.com / 646-545-4702

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate”, “estimate”, “should”, “expect”, “believe”, “intend”, and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports that Crumbs Bake Shops, Inc. files with the Securities and Exchange Commission entitled “Risk Factors”